EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $1.3 Million For First Fiscal Quarter 2018.
Raises Annual Dividend 25% to $0.20 Per Share
Commercial/Ag Real Estate Loans Expand 5.5% Over Previous Quarter

EAU CLAIRE, WI, January 26, 2018 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported GAAP earnings increased to $1.34 million, or $0.23 per diluted share in Q1 fiscal 2018, compared to $940,000, or $0.18 per share one year earlier and a loss of $458,000, or ($0.08) one quarter earlier. The Q1 fiscal 2018 operations reflect a full quarter earnings impact from the Wells Financial acquisition, the decrease in tax rate due to Tax Cuts and Jobs Act ("the Tax Act") of 2017, offset by higher professional costs, severance costs, and a $275,000, or $0.05 per share additional one-time tax expense associated with the recently passed Tax Act discussed above. The quarter reflected continued growth in commercial/ag loans while indirect lending balances have declined.

The Board of Directors increased the annual cash dividend 25% to $0.20 per share over the annual dividend paid to holders of common stock in 2017. The dividend will be payable on March 8, 2018 to shareholders of record on February 9, 2018.
Core earnings (non-GAAP) increased 140% to $1.8 million, or $0.30 per diluted share for Q1 fiscal 2018, compared to $0.7 million, or $0.14 per diluted share from the prior quarter. Q1 fiscal 2018 core earnings (non-GAAP) exclude modest merger and branch closure expenditures and the net impact of the Tax Act which are itemized on the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)".
Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP)".
“We continue to make progress in transforming our balance sheet composition, which is translating into stronger core earnings. Our commercial loan growth reflects our commercial bankers' successful calling efforts and the addition of new commercial and ag bankers to our team. The efforts to improve our funding sources and costs by increasing transaction oriented, core deposits continues,” said Stephen Bianchi, President and Chief Executive Officer. “Our commitment to expense management is ongoing as we use technology to automate and manage workflows, specifically in commercial banking.”
Q1 Fiscal 2018 Financial Highlights: (at or for the periods ended December 31, 2017, compared to September 30, 2017 and /or December 31, 2016)

•	GAAP net income reflected earnings of $1.34 million in Q1 fiscal 2018, compared to $940,000 from a year ago, and a loss of $458,000 in Q4 fiscal 2017.

•
Net interest income increased 35.5% to $7.53 million in Q1 fiscal 2018, from $5.56 million in Q1 fiscal 2017 and 22.0% from $6.17 million one quarter earlier, largely due to the full quarter impact of the Wells acquisition.

•	Net interest margin (NIM) expanded to 3.42% for the current quarter, compared to 3.36% for Q1 fiscal 2017 and 3.29% for Q4 fiscal 2017, largely due to the full quarter impact of the Wells acquisition.

•	Loan loss provision increased to $100,000 in Q1 fiscal 2018 compared to no provisions one year earlier and decreased from $319,000 the previous quarter.

•
Total non-interest income increased 56% to $1.94 million in Q1 fiscal 2018, compared to $1.24 million in Q1 fiscal 2017 and 39% from $1.39 million one quarter earlier. Growth in non-interest income is being driven by the impact of the Wells acquisition which has resulted in higher deposit charges and increased loan fees and service charges due to gain on sale of residential loan income.

•
Total non-interest expense increased to $7.14 million for Q1 fiscal 2018 from $5.39 million for Q1 fiscal 2017 and declined from $7.91 million in Q4 fiscal 2017, largely due to lower merger and branch closure expenses, partially offset by a full quarter's expenses related to the Wells acquisition.

•	Net loans were $725.1 million at December 31, 2017, compared to $543.0 million at December 31, 2016, reflecting the Wells acquisition and $727.1 million at September 30, 2017.

•	Total deposits were $741.1 million at December 31, 2017, compared to $535.1 million at December 31, 2016 and $742.5 million at September 30, 2017.

•
The allowance for loan and lease losses was 0.80% of total loans at December 31, 2017, compared to 1.08% one year earlier and 0.81% the preceding quarter. The lower ratio for Q1 fiscal 2018 relative to one year earlier was a result of the larger balance of loans related to the acquisition of Wells Financial that were recorded at fair values and therefore without provisions for loan losses.

•
Nonperforming assets were $14.2 million, or 1.50% of total assets at December 31, 2017, compared to $7.4 million, or 1.08% of total assets at December 31, 2016, and $14.1 million, or 1.49% of total assets at September 30, 2017. In the current quarter, the impact of paydowns on non-performing loans was offset by the transfer of an owned, closed branch acquired in the Wells acquisition.

•	Bank capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at December 31, 2017:

	Citizens Community Federal N.A.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.4%	10.0%
Tier 1 capital (to risk weighted assets)	12.5%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.5%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	5.0%

Balance Sheet and Asset Quality Review
Total assets were $943.0 million at December 31, 2017, compared to $686.4 million at December 31, 2016, and $940.7 million at September 30, 2017. The increase in total assets from a year ago was primarily due to the acquisition of Wells Financial.

Loan balances decreased slightly from the immediate prior quarter due to the pay down of indirect loans and one to four family real estate loans. Meanwhile, commercial real estate loans increased through originations outpacing loan pay downs. At December 31, 2017, commercial and agricultural real estate loans totaled 39.4% of the total loan portfolio versus 37.2% the prior quarter and 27.6% one year earlier. One to four family residential and home equity real estate loans represented 32.4% of the total loan portfolio versus 33.6% the prior quarter, while consumer related non-real estate loans totaled 17.0% of the total loan portfolio versus 18.5% the prior quarter.

The allowance for loan and lease losses was largely unchanged at December 31, 2017 and totaled $5.9 million, representing 0.80% of total loans, compared to $5.9 million and 0.81% of total loans at September 30, 2017. Net charged off loans totaled $183,000 for the first quarter ended December 31, 2017 compared to $151,000 for the quarter ended December 31, 2016.

Nonperforming assets were $14.2 million, or 1.50% of total assets at December 31, 2017 compared to $7.4 million, or 1.08% of total assets at December 31, 2016, and $14.1 million, or 1.49% of total assets at September 30, 2017. Included in nonperforming assets are approximately $5.1 million of REO properties acquired in the Wells Financial acquisition. Additionally, the level of other real estate owned increased to $7.0 million at December 31, 2017 from $6.0 million one quarter earlier due to the transfer of an owned, closed branch acquired in the Wells acquisition.

Deposits totaled $741.1 million at December 31, 2017, compared to $535.1 million at December 31, 2016, and $742.5 million at September 30, 2017. Noninterest-bearing deposits increased to $78.7 million at December 31, 2017, compared to $75.3 million at September 30, 2017, and $47.5 million at December 31, 2016. Core deposits, excluding time deposits, increased to $452.5 million, or 61.1% of total deposits compared to $451.7 million at September 30, 2017, or 60.8% of total deposits.

Federal Home Loan Bank ("FHLB") advances totaled $94.0 million at December 31, 2017, compared to $90.0 million at September 30, 2017. Other borrowings decreased slightly to $29.9 million at December 31, 2017, compared to $30.3 million at September 30, 2017. The Bank has used borrowings and equity capital to fund acquisitions of other financial institutions, branch closings and FHLB advances to support organic loan growth.

Tangible book value per share (non-GAAP) was $9.98 at December 31, 2017, compared to $11.09 at December 31, 2016, and $9.78 at September 30, 2017.

Capital ratios for the Bank continued to remain well above regulatory requirements.

Review of Operations

Net interest income increased to $7.5 million for Q1 fiscal 2018, compared to $5.6 million for Q1 fiscal 2017 and $6.2 million on a linked quarter basis. The NIM increased to 3.42% for Q1 fiscal 2018, compared to 3.36% for the same quarter one year earlier and 3.29% for Q4 fiscal 2017. The increase in the net interest margin was supported by higher yields on loans and lower cost of funds.

Loan yields increased to 4.72% for Q1 fiscal 2018 compared to 4.61% one year earlier and 4.59% for the immediately prior quarter. Meanwhile, deposit costs declined to 0.72% for Q1 fiscal 2018 from 0.89% one year earlier and 0.77% for Q4 fiscal 2017. Costs on the FHLB and other borrowings increased to 2.33% for Q1 fiscal 2018 from 1.37% one year earlier and 2.12% for the preceding quarter. “The improved net interest margin is largely due to the full quarter impact of the Wells merger along with the result of our changing balance sheet composition which reflects more direct lending of commercial related loans and funding the loans with lower cost deposits,” said Jim Broucek, Chief Financial Officer.

For Q1 fiscal 2018, provision for loan losses totaling $100,000 was recorded, responsive to organic loan growth. Net charge offs were $183,000 for Q1 fiscal 2018, compared to $151,000 for Q1 fiscal 2017. Allowance for loan and lease losses to total loans was 0.80%, at December 31, 2017, compared to 1.08% at December 31, 2016 and 0.81%, at September 30, 2017.
Total non-interest expense was $7.1 million for Q1 fiscal 2018 compared to $5.4 million for Q1 fiscal 2017 and $7.9 million for Q4 fiscal 2017. Total non-interest expense for the first quarter includes severance expense related to an executive departure and slightly higher professional fees.

The Tax Cuts and Jobs Act was enacted December 22, 2017, reducing the corporate Federal income tax rate for the Company from 34% to 24.5% in fiscal 2018 and 21% in fiscal 2019. Additionally, the Tax Act made other changes to U.S. corporate income tax laws. GAAP requires that the impact of the provisions of the Tax Act be accounted for in the period of enactment. The Company revalued its net deferred tax assets to account for the future impact of lower corporate tax rates. For the first quarter ended December 31, 2017, the Company recorded a one-time net tax charge of $275,000 related to the revaluation of the deferred assets related to both the revaluation of timing differences and the unrealized loss on securities. This increase in income tax expense was partially offset by an approximately $135,000 reduction in income tax expense due to a lower corporate tax rate.

These financial results are preliminary until the Form 10-Q is filed in February 2018.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently completed merger with Wells Federal Bank of Wells, MN expands its market share in Mankato and southern Minnesota and added seven branch locations along with expanded services through Wells Insurance Agency.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of Citizens Community Federal N.A. (“CCFBank”). These uncertainties include the combined company’s ability to achieve the synergies and value creation contemplated by the transaction with Wells Financial; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on post acquisition integration issues; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events; general economic conditions, in particular, relating to consumer demand for CCFBank’s products and services; CCFBank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; CCFBank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit CCFBank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing CCFBank; CCFBank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting CCFBank;

fluctuation of the Company’s stock price; CCFBank's ability to attract and retain key personnel; CCFBank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees and the net impact of the Tax Cuts and Jobs Act of 2017. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$47,215	$41,677	$20,444
Other interest bearing deposits	7,155	8,148	745
Securities available for sale "AFS"	96,548	95,883	81,136
Securities held to maturity "HTM"	5,227	5,453	6,235
Non-marketable equity securities, at cost	8,151	7,292	5,365
Loans receivable	730,918	732,995	548,904
Allowance for loan losses	(5,859)	(5,942)	(5,917)
Loans receivable, net	725,059	727,053	542,987
Loans held for sale	2,179	2,334	—
Mortgage servicing rights	1,866	1,886	—
Office properties and equipment, net	8,517	9,645	5,166
Accrued interest receivable	3,189	3,291	2,073
Intangible assets	5,287	5,449	829
Goodwill	10,444	10,444	4,663
Foreclosed and repossessed assets, net	7,031	6,017	784
Other assets	15,164	16,092	15,987
TOTAL ASSETS	$943,032	$940,664	$686,414
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$741,069	$742,504	$535,112
Federal Home Loan Bank advances	94,000	90,000	73,491
Other borrowings	29,899	30,319	11,000
Other liabilities	3,610	4,358	2,985
Total liabilities	868,578	867,181	622,588
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 5,883,603; 5,888,816 and 5,261,170 shares issued and outstanding, respectively	59	59	53
Additional paid-in capital	63,348	63,383	54,983
Retained earnings	12,241	10,764	10,047
Unearned deferred compensation	(391)	(456)	(205)
Accumulated other comprehensive (loss) gain	(803)	(267)	(1,052)
Total stockholders’ equity	74,454	73,483	63,826
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$943,032	$940,664	$686,414

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Interest and dividend income:
Interest and fees on loans	$8,721	$7,194	$6,530
Interest on investments	691	576	418
Total interest and dividend income	9,412	7,770	6,948
Interest expense:
Interest on deposits	1,202	1,095	1,119
Interest on FHLB borrowed funds	261	217	173
Interest on other borrowed funds	422	286	99
Total interest expense	1,885	1,598	1,391
Net interest income before provision for loan losses	7,527	6,172	5,557
Provision for loan losses	100	319	—
Net interest income after provision for loan losses	7,427	5,853	5,557
Non-interest income:
Net gains on available for sale securities	—	82	29
Service charges on deposit accounts	460	368	398
Loan fees and service charges	776	453	533
Other	703	488	283
Total non-interest income	1,939	1,391	1,243
Non-interest expense:
Compensation and benefits	3,555	3,233	2,604
Occupancy	705	584	1,068
Office	438	443	281
Data processing	704	650	472
Amortization of intangible assets	162	100	43
Amortization of mortgage servicing rights	90	39	—
Advertising, marketing and public relations	149	302	63
FDIC premium assessment	142	69	83
Professional services	688	860	401
Other	510	1,629	378
Total non-interest expense	7,143	7,909	5,393
Income (loss) before provision (benefit) for income taxes	2,223	(665)	1,407
Provision (benefit) for income taxes	883	(207)	467
Net income (loss) attributable to common stockholders	$1,340	$(458)	$940
Per share information:
Basic earnings (loss)	$0.23	$(0.08)	$0.18
Diluted earnings (loss)	$0.23	$(0.08)	$0.18
Cash dividends paid	$—	$—	$—
Book value per share at end of period	$12.65	$12.48	$12.13
Tangible book value per share at end of period (non-GAAP)	$9.98	$9.78	$11.09

Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP):

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(Dollars in Thousands, except share data)
GAAP earnings (loss) before income taxes	$2,223	$(665)	$1,407
Merger related costs (1)	94	1,517	—
Branch closure costs (2)	7	255	633
Core earnings before income taxes (3)	2,324	1,107	2,040
Provision for income tax on core earnings (4)	569	376	694
Core earnings after income taxes (3)	$1,755	$731	$1,346
GAAP diluted earnings (loss) per share, net of tax	$0.23	$(0.08)	$0.18
Merger related costs, net of tax	0.02	0.19	—
Branch closure costs, net of tax	—	0.03	0.07
Tax Cuts and Jobs Act of 2017 tax provision (5)	0.05	—	—
Core diluted earnings per share, net of tax	$0.30	$0.14	$0.25

Average diluted shares outstanding	5,920,899	5,629,363	5,262,718

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations.
(2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the valuation reduction of the Ridgeland branch office in the fourth quarter of fiscal 2017.
(3) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.
(4) Provision for income tax on core earnings is calculated at 24.5% for the three months ended December 31, 2017 and at 34% for all quarters in the prior fiscal year, which represents our federal statutory tax rate for each respective period presented.
(5) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275 in December 2017, which is included in provision for income taxes expense in the consolidated statement of operations.
(6) Reconciliation of tangible book value:

Tangible book value per share at end of period	December 31, 2017	September 30, 2017	December 31, 2016
Total stockholders' equity	$74,454	$73,483	$63,826
Less: Goodwill	(10,444)	(10,444)	(4,663)
Less: Intangible assets	(5,287)	(5,449)	(829)
Tangible common equity (non-GAAP)	$58,723	$57,590	$58,334
Ending common shares outstanding	5,883,603	5,888,816	5,260,098
Tangible book value per share (non-GAAP)	$9.98	$9.78	$11.09

Nonperforming Assets:

	December 31, 2017 and Three Months Ended	September 30, 2017 and Twelve Months Ended	December 31, 2016 and Three Months Ended
Nonperforming assets:
Nonaccrual loans	6,388	$7,452	$5,750
Accruing loans past due 90 days or more	739	589	894
Total nonperforming loans (“NPLs”)	7,127	8,041	6,644
Other real estate owned	6,996	5,962	655
Other collateral owned	35	55	129
Total nonperforming assets (“NPAs”)	$14,158	$14,058	$7,428
Troubled Debt Restructurings (“TDRs”)	$7,263	$5,851	$3,529
Nonaccrual TDRs	$1,327	$621	$410
Average outstanding loan balance	$731,957	$653,717	$561,672
Loans, end of period	730,918	732,995	548,904
Total assets, end of period	943,032	940,664	686,414
ALL, at beginning of period	5,942	6,068	6,068
Loans charged off:
Residential real estate	(24)	(233)	(43)
Commercial/agriculture real estate	(1)	—	—
Consumer non-real estate	(194)	(389)	(172)
Commercial agriculture non-real estate	—	(9)	—
Total loans charged off	(219)	(631)	(215)
Recoveries of loans previously charged off:
Residential real estate	13	14	3
Commercial/agriculture real estate	—	—	—
Consumer non-real estate	22	171	61
Commercial agriculture non-real estate	1	1	—
Total recoveries of loans previously charged off:	36	186	64
Net loans charged off (“NCOs”)	(183)	(445)	(151)
Additions to ALL via provision for loan losses charged to operations	100	319	—
ALL, at end of period	$5,859	$5,942	$5,917
Ratios:
ALL to NCOs (annualized)	800.41%	1,335.28%	979.64%
NCOs (annualized) to average loans	0.10%	0.07%	0.11%
ALL to total loans	0.80%	0.81%	1.08%
NPLs to total loans	0.98%	1.10%	1.21%
NPAs to total assets	1.50%	1.49%	1.08%

Nonaccrual Loans Rollforward:

	Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Balance, beginning of period	$7,452	$6,035	$5,767	$5,750	$3,191
Additions	263	$488	557	308	3,433
Acquired nonaccrual loans	—	1,449	—	—	—
Charge-offs	(74)	(22)	(12)	(68)	(150)
Transfers to foreclosed and repossessed assets	(46)	(153)	(109)	(14)	(220)
Return to accrual status	—	—	—	—	—
Payments received	(1,207)	(345)	(168)	(209)	(504)
Other, net	—	—	—	—	—
Balance, end of period	$6,388	$7,452	$6,035	$5,767	$5,750
Other Real Estate Owned Rollforward:

	Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Balance, beginning of period	$5,962	$580	$648	$655	$725
Loans transferred in	57	$175	82	—	179
Acquired OREO	—	5,343	—	—	—
Branch properties transferred in	1,444	250	—	—	—
Sales	(394)	(353)	(150)	—	(249)
Writedowns	(16)	(33)	—	(7)	—
Other, net	(57)	—	—	—	—
Balance, end of period	$6,996	$5,962	$580	$648	$655

Troubled Debt Restructurings:

	December 31, 2017		September 30, 2017		December 31, 2016
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings:
Residential real estate	33	$3,667	32	$3,678	30	$3,214
Commercial/Agricultural real estate	12	2,699	8	1,890	—	—
Consumer non-real estate	19	166	20	195	22	315
Commercial/Agricultural non-real estate	6	731	2	88	—	—
Total loans	70	$7,263	62	$5,851	52	$3,529

Loan Composition:

	December 31, 2017	September 30, 2017	December 31, 2016
Originated Loans:
Residential real estate:
One to four family	$128,396	$132,380	$151,180
Purchased HELOC loans	16,968	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	110,815	97,155	62,724
Agricultural real estate	11,580	10,628	4,803
Multi-family real estate	30,868	24,486	15,550
Construction and land development	12,682	12,399	12,812
Consumer non-real estate:
Originated indirect paper	79,492	85,732	111,507
Purchased indirect paper	26,210	29,555	44,006
Other Consumer	14,465	14,496	17,851
Commercial/Agricultural non-real estate:
Commercial non-real estate	39,594	35,198	20,803
Agricultural non-real estate	12,649	12,493	9,621
Total originated loans	$483,719	$472,593	$450,857
Acquired Loans:
Residential real estate:
One to four family	$92,681	$97,183	$24,884
Commercial/Agricultural real estate:
Commercial real estate	60,828	62,807	28,444
Agricultural real estate	53,447	57,374	24,133
Multi-family real estate	1,708	1,742	—
Construction and land development	7,156	7,309	2,710
Consumer non-real estate:
Other Consumer	4,777	6,172	604
Commercial/Agricultural non-real estate:
Commercial non-real estate	19,229	20,053	12,650
Agricultural non-real estate	11,061	11,380	4,466
Total acquired loans	$250,887	$264,020	$97,891
Total Loans:
Residential real estate:
One to four family	$221,077	$229,563	$176,064
Purchased HELOC loans	16,968	18,071	—
Commercial/Agricultural real estate:
Commercial real estate	171,643	159,962	91,168
Agricultural real estate	65,027	68,002	28,936
Multi-family real estate	32,576	26,228	15,550
Construction and land development	19,838	19,708	15,522
Consumer non-real estate:
Originated indirect paper	79,492	85,732	111,507
Purchased indirect paper	26,210	29,555	44,006
Other Consumer	19,242	20,668	18,455
Commercial/Agricultural non-real estate:
Commercial non-real estate	58,823	55,251	33,453
Agricultural non-real estate	23,710	23,873	14,087
Gross loans	$734,606	$736,613	$548,748
Unearned net deferred fees and costs and loans in process	1,252	1,471	1,605
Unamortized discount on acquired loans	(4,940)	(5,089)	(1,449)
Total loans receivable	$730,918	$732,995	$548,904

Deposit Composition:

	December 31, 2017	September 30, 2017	December 31, 2016
Non-interest bearing demand deposits	$78,685	$75,318	$47,463
Interest bearing demand deposits	149,058	147,912	50,779
Savings accounts	98,941	102,756	51,826
Money market accounts	125,831	125,749	125,923
Certificate accounts	288,554	290,769	259,121
Total deposits	$741,069	$742,504	$535,112

Average balances, Interest Yields and Rates:

	Three months ended December 31, 2017			Three months ended September 30, 2017			Three months ended December 31, 2016
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$30,848	$67	0.86%	$32,692	$71	0.86%	$10,238	$12	0.47%
Loans receivable	733,203	8,721	4.72%	621,530	7,194	4.59%	561,519	6,530	4.61%
Interest bearing deposits	7,714	32	1.65%	4,571	18	1.56%	745	3	1.60%
Investment securities (1)	100,737	513	2.23%	90,467	430	2.24%	86,617	358	1.97%
Non-marketable equity securities, at cost	7,336	79	4.27%	5,701	57	3.97%	5,200	45	3.43%
Total interest earning assets	$879,838	$9,412	4.27%	$754,961	$7,770	4.13%	$664,319	$6,948	4.19%
Average interest bearing liabilities:
Savings accounts	$96,230	$22	0.09%	$72,476	$21	0.11%	$43,743	$17	0.15%
Demand deposits	146,838	90	0.24%	98,416	79	0.32%	48,989	74	0.60%
Money market accounts	123,459	167	0.54%	128,039	168	0.52%	130,057	134	0.41%
CD’s	263,429	839	1.26%	235,076	752	1.27%	245,646	814	1.31%
IRA’s	34,992	84	0.95%	31,302	75	0.95%	29,000	80	1.09%
Total deposits	$664,948	$1,202	0.72%	$565,309	$1,095	0.77%	$497,435	$1,119	0.89%
FHLB advances and other borrowings	116,359	683	2.33%	93,978	503	2.12%	78,841	272	1.37%
Total interest bearing liabilities	$781,307	$1,885	0.96%	$659,287	$1,598	0.96%	$576,276	$1,391	0.96%
Net interest income		$7,527			$6,172			$5,557
Interest rate spread			3.31%			3.17%			3.23%
Net interest margin			3.42%			3.29%			3.36%
Average interest earning assets to average interest bearing liabilities			1.13			1.15			1.15

(1) Fully taxable equivalent.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.4%	13.2%	14.7%	10.0%
Tier 1 capital (to risk weighted assets)	12.5%	12.4%	13.5%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.5%	12.4%	13.5%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	9.2%	9.8%	5.0%